UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2015

Spōk Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420 Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

DC\3900681.4

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DC\3900681.4

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Colin Balmforth is concluding his employment with Spōk Holdings, Inc. (the “Company”) to pursue other opportunities and will no longer serve as President of the Company’s wholly-owned subsidiary, Spōk, Inc., effective June 15, 2015.

Item 7.01.     Regulation FD Disclosure.

On June 15, 2015, the Company issued a press release announcing that the Company had named Hemant Goel as President of Spōk, Inc., effective immediately. Mr. Goel will report to Vincent D. Kelly, President and Chief Executive Officer of the Company.

Mr. Goel, age 51, previously served as Chief Operating Officer for Spōk, Inc. from October 2014. Prior to October 2014, Mr. Goel served as Vice President, Clinical Solutions for Siemens Health Services from May 2008 to September 2014. Prior thereto, Mr. Goel served as Enterprise Vice President and General Manager, Radiology, Cardiology and Enterprise Imaging at Cerner Corporation from April 2001 to January 2008 and Senior Vice President, Business Development, Sales and Marketing at StorCOMM, Inc. from January 1999 to March 2001. Mr. Goel also served in various management positions at IMNET Systems, Inc., First Data Corporation, and Unisys Corporation from 1986 to 1998.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
99.1	Spōk Holdings, Inc. Press Release dated June 15, 2015.

DC\3900681.4

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spōk Holdings, Inc.

June 15, 2015	By:	/s/ Shawn E. Endsley
		Name:	Shawn E. Endsley
		Title:	Chief Financial Officer

DC\3900681.4

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Spōk Holdings, Inc. Press Release dated June 15, 2015.

DC\3900681.4